UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 18, 2004

Date of Report (Date of earliest event reported)

MAXIM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14430	87-0279983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8899 UNIVERSITY CENTER LANE, SUITE 400

SAN DIEGO, CALIFORNIA 92122

(Address of principal executive offices, including zip code)

(858) 453-4040

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2004, we issued a press release announcing the departure of our Chief Financial Officer, Anthony Altig, and our Chief Scientific Officer, Kurt Gehlsen, effective as of October 18, 2004.  In addition, the press release announced the appointment of John D. Prunty, age 42, as our Vice President Finance and Chief Financial Officer, effective as of October 18, 2004.  The text of this press release is set forth as Exhibit 99.1, the contents of which are incorporated herein by reference.

Prior to his appointment as our Vice President Finance and Chief Financial Officer, Mr. Prunty served as our Treasurer and Controller from June 2002 until present.  Mr. Prunty joined us in 2000 as our Senior Director, Finance and Controller.  From 1997 to 2000, he served as the Senior Director Finance and Controller at Gen-Probe Incorporated.  From 1991 to 1997, Mr. Prunty worked as the Vice President of Finance for I-Bus, a division of Maxwell Technologies.  From 1984 to 1991, Mr. Prunty worked with Ernst & Whinney and its successor firm Ernst & Young, LLP.  Mr. Prunty is a certified public accountant and has a B.B.A from the University of San Diego and a M.S. in Management from San Diego State University.

In addition, on October 18, 2004, we entered into an employment agreement with Mr. Prunty for the position of Vice President Finance and Chief Financial Officer, pursuant to which Mr. Prunty will receive an annual salary of not less than $210,000 per year and an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by our Board of Directors.  The employment agreement provides that if Mr. Prunty’s employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months.  In addition, on October 19, 2004, Mr. Prunty was granted an option to purchase 100,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant.  Mr. Prunty is also expected to enter into our standard form of indemnity agreement for executive officers.  A copy of Mr. Prunty’s employment agreement is filed as Exhibit 10.1 to this form 8-K.

Item 8.01  Other Events.

On October 18, 2004, we issued a press release announcing that we are implementing a restructuring plan to reduce our rate of cash burn.  The restructuring plan, which includes a workforce reduction of approximately 50%, should provide us with sufficient funds to support our currently planned activities for approximately two years.  The text of this press release is set forth as Exhibit 99.1, the contents of which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

	10.1	Employment Agreement between Maxim Pharmaceuticals, Inc. and John D. Prunty, dated October 18, 2004.*

	99.1	Press Release dated October 18, 2004.

.	* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIM PHARMACEUTICALS, INC.

Date: October 19, 2004	/s/ John D. Prunty
John D. Prunty
Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer duly
authorized to sign on behalf of the registrant)

INDEX TO EXHIBITS

10.1     Employment Agreement between Maxim Pharmaceuticals, Inc. and John D. Prunty, dated October 18, 2004.*

99.1     Press Release, dated October 18, 2004

* Management contract or compensatory plan or arrangement.